MORTGAGE

     This mortgage executed the 24th day of February, 2000, by GLOBAL ECO-LOGICAL SERVICES, INC., a Florida corporation, of 1230 Peachtree St., N.E., Ste. 2545, Atlanta, Ga 30309, called "mortgagor," which term includes mortgagor's successors and assigns, and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons whenever and wherever the context requires, to BENCHMARK CREDIT (Geneva) S.A., a corporation organized under the laws of Saint Vincent and the Grenadines, having its principal offices in care of Attorney Douglas Morrison, 2936 Mayfair Court, Clearwater, FL 33761, called "mortagee."

     For various good and valuable consideration, and also in consideration of the aggregate sum named in the promissory note described in this document, mortgagor does grant with mortgage covenants to mortgagee, its successors and assigns, all the tract of land of which mortgagor is now the legal owner, and in actual possession, situated in the County of Columbiana, State of Ohio, described as follows:

                SEE ATTACHED EXHIBIT A, SCHEDULE A

     Together with all structures and improvements now and hereafter on the land and the attached fixtures, together with all and singular the tenements, hereditaments, easements, and appurtenances belonging to it or in any way appertaining, and the rents, issues, and profits thereof , all the estate, right, title, interest, and all claims and demands whatsoever, in law and in equity, of mortgagor in and to the same, and every part and parcel of it.

     The mortgagor claims title to the premises described above by General Warranty Deed from Wastemasters, Inc., dated February 16, 2000, and recorded in the office of the county recorder of Columbiana County, Ohio, immediately preceding this Mortgage, in Volume ORV___, Page ____.

     This mortgage is given, on the statutory condition, to secure the payment of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) with interest as provided in note dated February 24, 2000, the note being payable with interest at two percent per month, payable quarterly, with the first interest payment due May 15, 2000, with the final installment of principal and interest to be paid on or before February 16, 2001.

     The term "statutory condition" as employed in this document is defined in Ohio Revised Code S5302.14 and provides generally that if the mortgagor pays the principal and interest secured by this mortgage, performs the other obligations secured by this document and the conditions of any prior mortgage, pays all the taxes and assessments, maintains insurance against fire and other hazards, and does not commit or suffer waste, then this mortgage shall be void.

     Provided always, that if mortgagor shall pay to mortgagee, its successors, legal representatives or assigns, the promissory note, and shall perform, comply with, and abide by each and every stipulation, agreement, condition, and covenant of the note and of this mortgage, and shall pay all taxes that may accrue on the property and all costs and expenses that mortgagee, its successors or assigns may be put to in collecting the note in foreclosure of this mortgage or otherwise, including reasonable attorneys' fees, then this mortgage and the estate created by it shall cease and be null and void.

     And mortgagor covenants and agrees that:

     1. Mortgagor shall pay the principal and interest and other sums of money payable by virtue of the promissory note and this mortgage, or either, promptly on the days respectively the same severally become due.

     2. Mortgagor shall pay the taxes, assessments, levies, liabilities, obligations, and encumbrances of every nature on the described property, and if they are not promptly paid, mortgagee, its successors, legal representatives, or assigns may at any time pay the same without waiving or affecting the option to foreclose or any right under this document, and every payment so made shall bear interest from the date thereof at the rate of Twenty-Four percent (24%) per annum.

     3. Mortgagor shall pay all the costs, charges, and expenses, including attorneys' fees, reasonably incurred or paid at any time by mortgagee, its successors, legal representatives or assigns, because of failure by mortgagor to perform, comply with, and abide by each and every stipulation, agreement, condition and covenant of the promissory note and this mortgage, or either, and every such payment shall bear interest from date at the rate of Twenty-Four percent (24%) per annum.

     4. Mortgagor shall keep the buildings now or hereafter on the land insured in a sum equal to the highest insurable value, both fire and extended coverage, in a company or companies to be approved by mortgagee, with standard and customary mortgagee loss-payable clause indorsed thereon, making such loss payable to mortgagee, its successors, legal representatives or assigns; and in the event mortgagor fails to obtain such insurance, then mortgagee may obtain such insurance and hold the same as provided, without waiving or affecting the option to foreclose or any right under this document, and the mortgagor will repay to the mortgagee on demand all premiums so paid by mortgagee, with interest at the rate of Twenty-Four percent (24%) per annum from the time of payment by mortgagee; all premiums so paid by mortgagee shall be secured by this mortgage and shall be collectible in the same manner as the principal indebtedness; and should the mortgagee by reason of such insurance receive any sum of money for damage thereunder, such amount may be retained and applied by such mortgagee toward payment of the debt secured by the mortgage, or the same may be paid over either wholly or in part to the mortgagor for the repair of said buildings or for the erection of new buildings in their place, or for any other purpose or purposes satisfactory to the mortgagee; and if the mortgagee receives and retains insurance money for damage to said buildings, the lien of the mortgage shall be affected only by a reduction thereof by the amount of such insurance money so retained by the mortgagee.

     5. Mortgagor shall not permit nor cause the removal, alteration, or demolition without the consent of the mortgagee of any building on the premises; all buildings now or hereafter situated on the premises shall be maintained by the mortgagor in good and substantial repair; mortgagor shall not permit, commit, nor cause waste, impairment, or deterioration of the property or any part of it, except reasonable wear and tear; and, in the event of the failure of mortgagor to keep the buildings on the premises and those to be erected on it, or improvements thereon; in good repair, mortgagee may make such repairs as in its discretion it may deem necessary for the proper preservation of them and the full amount of each and every such payment for repairs or maintenance shall be due and payable one day after demand, and shall be secured by the lien of this mortgage; and in addition, in the event of the occurrence of any of the foregoing, the mortgagee shall be entitled to immediately restrain the same by injunction or other appropriate remedy.

     6. Mortgagor shall perform, comply with, and abide by each of the stipulations, agreements, conditions, and covenants in the promissory note.

     7. Mortgagee may, at any time pending a suit on this mortgage, apply to the court having jurisdiction for the appointment of a receiver, and the court shall immediately appoint a receiver of the premises covered by this document, including all income, profits, issues, and revenues from whatever source derived, each and all of which, it being expressly understood, is mortgaged, as if specifically set forth and described in the granting and habendum clauses of this document. The appointment shall be made by the court as an admitted equity and a matter of absolute right to mortgagee, and without reference to the adequacy or inadequacy of the value of the property mortgaged or to the solvency or insolvency of mortgagor or the defendants. The rents, profits, income, issues, and revenues shall be applied by the receiver according to the lien of this mortgage and the practice of the court. In the event of any default on the part of mortgagor under this document, mortgagor agrees to pay to mortgagee on demand as a reasonable monthly rental for the premises an amount at least equivalent to one- twelfth of the aggregate of the twelve monthly installments then payable in the current year plus the actual amount of the annual taxes, assessments, water rates, and insurance premiums for such year not covered by the above monthly payments.

     8. If any of the sums of money are not promptly paid after they become due and payable, or if each of the stipulations, agreements, conditions, and covenants of the promissory note and this mortgage, or either, are not fully performed, complied with, and abided by, the aggregate sum mentioned in the promissory note shall become due and payable immediately or thereafter at the option of mortgagee, its successors, legal representatives or assigns, as fully and completely as if the aggregate sum were originally stipulated to be paid on such day, anything in the promissory note or this document to the contrary notwithstanding.

     9. The mailing of a written notice or demand addressed to the owner of record of the mortgaged premises or to such owner at the last address, actually furnished to mortgagee, or if none, directed to the owner at the mortgaged premises, and mailed by the United States mail, postage prepaid, shall be sufficient notice and demand in any case arising under this instrument and required by its provisions or by law.

     10. If foreclosure proceedings of any mortgage or lien of any kind superior or inferior to this mortgage are instituted, mortgagee may at its option, immediately or thereafter, declare this mortgage and the indebtedness secured by it due and payable.

     11. The mortgagor, within one day after request of the mortgagee, will furnish to the mortgagee or other person, firm, or corporation designated by the mortgagee, a duly acknowledged written statement of the amount due on the mortgage and whether any offsets or defenses exist against the mortgage debt.

     12. The whole of the principal amount and interest shall become due at the option of the mortgagee under any of the following conditions: after default in the payment of any principal or interest, or any installment of interest, as provided in said note; after default in the payment of any tax, assessment, water charges, sewer service charge, or other governmental or other charge or rate levied or charge against the mortgage premises; after default subsequent to notice and demand from the mortgagee either in assigning and delivering the insurance policies insuring the building against loss, or in reimbursing the mortgagee for premiums paid on such insurance, as provided in this document; or after default on request of the mortgagee in furnishing a statement of the amount due on the mortgage and whether offsets or defenses exist against the mortgage debt, as provided above.

     13. The mortgagor warrants title to the premises and covenants with the mortgagee that the mortgagor is the true and lawful owner of the premises and is well seized of the same in fee simple and has good right and full power to grant and mortgage the same, and that the premises are free and clear of all encumbrances, except only restrictions and easements of record, taxes and assessments not yet due or delinquent, and such other matters as are following the legal description of said premises expressly set forth; and mortgagor further covenants that mortgagor will warrant and defend the same against all lawful claims of all persons except as provided above.

     14. In me of a foreclosure sale, the premises, or so much of them as may be affected by this mortgage, may be sold in one parcel.

     15. The mortgagor assigns to the mortgagee the rents, issues, and profits of the premises as further security for the payment of the obligations secured hereby, and grants to the mortgagee the right to enter on the premises for the purpose of collecting the same, and to rent the premises or any part of them, and to apply the monies received from them, after payment of all necessary charges and expenses, to the obligation secured by this mortgage, on default under any of the covenants, conditions, or agreements contained in this mortgage. The mortgagor further promises and agrees, in the event of any such default, to pay to the mortgagee, or to any . receiver appointed to collect the rents, issues, and profits of the premises, a fair and reasonable occupational rent for the use and occupation of the same or of such part of them as may be in the possession of the mortgagor; and on default in payment of such rental, to vacate and surrender possession of the premises, or that portion occupied by the mortgagor, to the mortgagee or the receiver appointed.

     16. In the event any action or proceeding is commenced (except an action to foreclose this mortgage or to collect the obligation secured by
it) in which it becomes necessary to defend or assert the lien of this mortgage, whether or not the mortgage is made or becomes a party to such action or proceeding, all expenses of the mortgagee incurred in any such action or proceeding to prosecute or defend the rights and lien created by this mortgage, including reasonable counsel fees, shall be paid by the mortgagor, and if not so paid promptly on request, shall be added to the debt secured by this document and become a lien on the mortgaged premises, and shall be deemed to be fully secured by this mortgage and to be prior and paramount to any right, title, or interest, or claim to or on the premises accruing or attaching subsequent to the lien of this mortgage, and shall bear interest at the rate provided for the obligation secured by this document.

This covenant shall not govern or affect any action or proceeding to foreclose this mortgage or to recover or to collect the debt secured by it, which action or proceeding shall be governed by the provisions of law and rules of court respecting the recovery of costs, disbursements, and allowances in foreclosure actions.

     17. If the premises or any part of them shall be condemned and taken under the power of eminent domain, or if any award for any change or grade of streets affecting the premises shall be made, all damages and awards for the property so taken or damaged shall be paid to the holder of this mortgage, to the amount then unpaid on the indebtedness secured, without regard to whether or not the balance remaining unpaid on the indebtedness may then be due and payable; and the amount so paid shall be credited against the indebtedness and, if insufficient to pay the entire amount, may, at the option of the holder, be applied to the last maturing installments, and the balance of such damages and awards, if any, shall be paid to the mortgagor. The holder of this mortgage is hereby given full power, right, and authority to receive and receipt for any and all such damages and awards.

     18. If the mortgagor or any obligor on the note secured by this document (1) files a voluntary petition in bankruptcy under the Bankruptcy Code of the United States; or (2) is adjudicated a bankrupt under the act; or (3) is the subject of a petition filed in federal or state court for the appointment of a trustee or receiver in bankruptcy or insolvency; or (4) makes a general assignment for the benefit of creditors, then and on the occurrence of any of said conditions, at the option of the mortgagee, the entire balance of the principal amount secured by this document, together with all accrued interest, shall immediately become due and payable.

     19. Mortgagor shall comply with all statutes, ordinances, and governmental requirements affecting the mortgaged premises, and if mortgagor neglects, or refuses to so comply, then, at the option of the mortgagee, the entire balance of the principal amount secured by this document, together with all accrued interest, will immediately become due and payable.

The term "mortgage covenants" as employed in this document, is defined in Ohio Revised Code S5302.13 and has the meaning and effect set forth there.

     Executed at Atlanta, Georgia on the day and year first above written.

      Signed in our presence:



__________________________________       GLOBAL ECO-LOGICAL SERVICES, INC.

Witness Print Name Below:

/s/ Ted W. Fenn                          By: /s/ Richard D. Tuorto, Jr.

Ted W. Feen                              Title: Chief Admin. Officer

Witness Print Name Below:

/s/ Linda Carroll

Linda Carroll

STATE OF Georgia}

COUNTY OF Fulton}

     The foregoing Instrument was acknowledged before me, a Notary Public in and for said State, by Richard D. Tuorto, Jt., the Chief Admin. Officer, of GOLBAL ECO-LOGICAL SERVICES, INC., who executed the foregoing instrument on behalf of the corporation.




                                        ____________________________

                                        NOTARY PUBLIC





Prepared By:  David P. Powers, Attorney at Law

Situated in the Northeast, Southeast and Southwest Quarters of Section 23 and the Northwest Quarter of Section 26, Center Township, T14, R3, Columbiana County and State of Ohio and more fully described as follows:

Beginning at a Stone found marking the Center of Section 23 and being the true place of beginning of a tract herein described. Thence with the Quarter Section Line, N 0 deg., 41' 32" E, a distance of 1285.20 feet but to the southwest corner of a tract now owned by G. Allen Dickey as described in Deed Volume 1153, page 530 of the Columbiana County Deed Records and an Iron Pin set. Thence along the south line of said Allen Dickey tract, N 89 deg. 38' 55" E, a distance of 685.79 feet but to an Iron Pin set.

Thence through land of the grantor, S 3 deg. 42' 39" E, a distance of 2668.41 feet but to the northwest corner of a tract of land now or formerly owned by Duryea and Barbara Ulbrich as described in Deed Volume 1527, page 560 of the Columbiana County Deed Records and an Iron Pin set. Thence along the westerly line of said lands of Ulbrich, S 17 deg. 14' 34" W, a distance of 934.00 feet but to the southwest corner of said Ulbrich tract and an Iron Pin set. Thence along the northerly line of said Ulbrich tract, N 89 deg. 47' 30" W, a distance of 589.94 feet but to the Quarter Section Line and an Iron Pin set. Thence with said Quarter Section Line and westerly line of said Duryea and Barbara Ulbrich tract, S 0 deg. 10' 56" E, a distance of 396.50 feet but to the Northeast Corner of the Northwest Quarter of Section 26 and an Iron Pin set.

Thence with the Quarter Section Line S 01 deg. 22' 49" W, a distance of 1575.07 feet but to the northeast corner of a tract of land now or formerly owned by Edward McKee as described in Official Record Volume 146, page 537 of the Columbiana County Records and an Iron Pin set. Thence along the northerly line of said McKee tract, N 86 deg. 24' 12" W, a distance of
660.45 feet but to an Iron Pin set marking said northwest corner of McKee.

Thence along the easterly line of land now or formerly owned by David and Betty Almy as described in Deed Volume 1407, page 92 of the Columbiana County Deed Records, N 40 deg. 36' 04" W, a distance of 489.68 feet but to an Iron Pin set. Thence continuing along said line of Almy, N 88 deg. 51' 16" W, a distance of 100.98 feet but to an Iron Pin set.

Thence with Endley Road, N 2 deg. 34' 22" W, a distance of 479.82 feet but to an Iron Pin set. Thence continuing with said Endley Road, N 10 deg. 00' 44" E, a distance of 694.31 feet but to the Section Line and an Iron Pin set. Thence with said Section Line, N 89 deg. 47' 30" W, a distance of
153.40 feet but to an Iron Pin set.

Thence with the westerly line of the grantor and the easterly line of land now or formerly owned by Lucille M. Possage, the following courses and distances:

N 37 deg. 33' 00" E, a distance of 779.64 feet but to an Iron Pin set.
N 26 deg. 30' 00" E, a distance of 168.96 feet but to an Iron Pin set.
N 19 deg. 00' 00" W, a distance of 297.00 feet but to an Iron Pin set.
N 8 deg. 00' 00" E, a distance of 132.00 feet but to an Iron Pin set.
N 42 deg. 00' 00" E, a distance of 172.92 feet but to an Iron Pin set.
N 2 deg. 00' 00" E, a distance of 760.32 feet but to an Iron Pin set.
N 35 deg. 00' 00" W, a distance of 163.02 feet but to an Iron Pin set.
N 11 deg. 00' 00" E, a distance of 456.72 feet but to the Quarter Section Line and an Iron Pin set.

Thence with said Quarter Section Line, N 90 deg. 00' 00" E, a distance of
560.34 feet to the true place of beginning.

Containing 141.154 acres of land (36.306 acres in Section 26, 104.848 acres in Section 23 and about 0.741 acres in Endley Road), be the same more or less, but subject to all legal highways, right of ways and easements.

The basis of bearings, "East", was assumed on the Quarter Section Line in
Section 23 from various deeds of record.

A survey of the tract herein described was done by Ed Browne and Associates, Inc. in July and August 1997. All Iron Pins set are 5/8 x 30" rebar with cap and registration number 6806 affixed.

Being part of Permanent Parcel Numbers 08-00249.000 and 08-00248.000 and all of Permanent Parcel Numbers 08-00247.000 and 07-00035.000.

EXHIBIT A, SCHEDULE A